EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Fourth Quarter Revenues Increase 16% Year-over-Year; Fourth Quarter Adjusted EBITDA Increases 33% Year-over-Year
Full Year Revenues Increase 17%; Full Year Adjusted EBITDA increases 21%
Improved Capital Resources as of Fiscal Year End

PASADENA, CA – September 20, 2011 – General Finance Corporation (NASDAQ: GFN), a holding company that acquires, operates and enhances value for businesses in the mobile storage container and modular space industries, today announced its consolidated financial results for the fourth quarter and fiscal year ended June 30, 2011. The consolidated results include results from majority-owned Royal Wolf Holdings Limited (“Royal Wolf”), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand, and wholly-owned Pac-Van, Inc., a prominent regional provider of portable storage and office containers, mobile offices and modular buildings in the United States.

Fourth Quarter 2011
•	Total revenues were $50.6 million, an increase of 16% over the fourth quarter of 2010.
•	Leasing revenues comprised 47% of total revenues versus 45% for the fourth quarter of 2010.
•	Adjusted EBITDA was $10.9 million, an increase of 33% over the fourth quarter of 2010.
•	Net loss attributable to common shareholders was $14.7 million, or $0.67 per share, including goodwill impairment of $5.9 million.
•	Australian IPO by Royal Wolf raised net proceeds of $92.4 million, providing capital at the holding company level and reducing total company debt by over $64 million, including $15 million at Pac-Van.
•	Total lease fleet utilization increased to 82% at June 30, 2011, from 81% at March 31, 2011 and 79% at June 30, 2010.

Fiscal Year 2011
•	Total revenues were $182.3 million, an increase of 17% over fiscal year 2010.
•	Leasing revenues comprised 49% of total revenues for both fiscal years 2011 and 2010.
•	Adjusted EBITDA was $38.0 million, an increase of 21% over fiscal year 2010.
•	Net loss attributable to common shareholders was $15.9 million, or $0.72 per share, including goodwill impairment of $5.9 million.
•	Average fleet utilization at Royal Wolf was 85% versus 78% in fiscal year 2010.
•	Average fleet utilization at Pac-Van was 74% versus 69% in fiscal year 2010.

Management Commentary

“While 2011 brought its challenges, it was also a year of meaningful accomplishments for General Finance,” said Ronald Valenta, President and Chief Executive Officer. “Royal Wolf benefitted significantly from a thriving Australian economy driven by strength in resources, defense and construction, and in May 2011, successfully completed an IPO in Australia, raising $92 million of new capital. With its market-leading position and improved financial position from the offering, Royal Wolf is poised to continue to capitalize on new organic and acquisitive growth opportunities in fiscal 2012 and beyond. While Pac-Van’s business showed a modest decline in 2011 compared to the prior year, it began showing signs of stabilization during the fourth quarter, and we believe a gradual recovery may occur in fiscal 2012, particularly in non-construction sectors.”

“During the global recession, we took a number of steps to position both Royal Wolf and Pac-Van for long-term growth and operating efficiency. The investments we made in people, training, and best practices are paying off. We have a strong team in place and we are ready to capitalize on new opportunities in each of our markets – Australia, New Zealand and the United States. With a current focus on selective fleet expansion and increasing penetration in attractive markets, both Royal Wolf and Pac‐Van are positioned for increased profitability. We’re excited about our prospects for improved performance in fiscal 2012,” concluded Mr. Valenta.

“We managed our business very carefully in 2011 and entered fiscal 2012 with improved operating flexibility,” said Charles Barrantes, Executive Vice President and Chief Financial Officer of General Finance.  “We’ve made prudent investments for both Royal Wolf and Pac-Van and now have an improved financial position to support future growth.”

Fourth Quarter 2011 Operating Summary

Royal Wolf
Royal Wolf’s revenues for the fourth quarter of 2011 totaled $35.8 million, compared with $29.1 million for the fourth quarter of 2010, an increase of 23%. The increase in revenues was driven by growth in the mining, construction and logistics end markets. In addition, the stronger Australian dollar compared with the U.S. dollar accounted for 21% of the increase in total revenues.  Adjusted EBITDA for the fourth quarter of 2011 was $9.3 million, compared with $6.4 million for the year-ago quarter.  The increase in adjusted EBITDA was driven by a higher portion of leasing revenues, a shift towards higher margin products and the stronger Australian dollar.

Pac-Van
Pac-Van’s revenues for the fourth quarter of 2011 totaled $14.8 million, compared with $14.4 million for the fourth quarter of 2010. Adjusted EBITDA for the fourth quarter of 2011 was $2.6 million, compared with $2.5 million for the year-ago quarter. Pac-Van experienced an increase in leasing revenues in the quarter, offset by a decline in sales revenues. Adjusted EBITDA was essentially flat in the quarter despite the modest economic recovery in the U.S.

Fiscal Year 2011 Operating Summary

Royal Wolf

Royal Wolf’s revenues for the fiscal year 2011 totaled $126.4 million, compared with $99.2 million in the prior year, an increase of 27%. The increase in revenues was primarily driven by strong growth in the mining, construction and logistics end markets. In addition, the strengthening Australian dollar versus the U.S. dollar during the year accounted for 13% of the revenue increase.  Adjusted EBITDA for the fiscal year 2011 was $29.9 million, compared with $21.4 million in the prior year, an increase of 40%.  The increase in adjusted EBITDA was driven by the higher revenues, a higher portion of leasing revenues, a shift towards higher margin products and the stronger Australian dollar.

Pac-Van
Pac-Van’s revenues for the fiscal year 2011 totaled $55.9 million, compared with $57.1 million in the prior year, a decrease of 2%.  The decline in revenues was primarily driven by lower sales and leasing revenue from mobile offices and modular buildings, offset by increased leasing revenues from storage and office containers.  Adjusted EBITDA for the fiscal year 2011 was $10.5 million, compared with $12.8 million in the prior year, a decrease of 18%. The decrease in adjusted EBITDA was due to weaker pricing and lower volumes for mobile offices and modular buildings resulting from continued softness in several markets, particularly the construction sector.

Balance Sheet Overview

At June 30, 2011, General Finance had total debt of $136.6 million, as compared with $196.1 million at March 31, 2011. During the fourth quarter of 2011, the Company reduced total net debt by $66.1 million with proceeds from the Royal Wolf IPO.

Inventories were $20.9 million at June 30, 2011, an increase from $20.0 million at March 31, 2011. Days sales outstanding in trade receivables were 42 and 49 days for Royal Wolf and Pac-Van, respectively, compared to 41 and 63 days, at March 31, 2011.

Outlook

For Royal Wolf, management currently expects revenues and EBITDA to continue to grow in fiscal 2012 based on continued strength in its key end markets, particularly the mining, construction and removal sectors.  Management confirms the forecasts provided in the Royal Wolf IPO prospectus calling for revenues in excess of A$135 million and EBITDA of over A$35 million for the year.  Average fleet utilization is expected to remain at or above 85%.  Financial drivers include 1) increasing revenue associated with the resources end market, 2) fleet expansion and improved pricing and 3) continued margin expansion as a result of increasing leasing opportunities and a further shift toward higher margin products.

Management currently expects relatively flat revenue and adjusted EBITDA for Pac-Van for fiscal 2012 compared with fiscal 2011.  Average fleet utilization is expected to be stable with the storage and office container product lines experiencing continued high utilization in excess of 80%.  In the near term, Pac-Van is focused on maximizing cash flow from its fleet by maintaining strong utilization and pricing, strengthening and growing its sales and marketing capabilities and enhancing its container supply chain and sourcing practices.  In the long term, Pac-Van is expected to benefit from operating leverage as demand increases in the recovering marketplace, particularly in the non-construction sectors.

Conference Call Details

Management will host a conference call today at 8:30 a.m. PDT (11:30 a.m. EDT), to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 96020693.

A replay of the conference call may be accessed through October 4, 2011 by dialing (800) 642-1687 (U.S.) or (706) 645-9291 (international), using conference ID 96020693.

Upcoming Investor Conference

President and Chief Executive Officer Ronald Valenta and Executive Vice President and Chief Financial Officer Charles Barrantes will present at the Oppenheimer 6th Annual Industrials Conference, to be held September 26 and 27, 2011 at the InterContinental New York Barclay Hotel.  The Company is scheduled to present on Monday, September 26, 2011 at 9:25 a.m. EDT, and management’s presentation will be available for download at http://www.generalfinance.com/investor.html on that date.

About General Finance Corporation

General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a holding company headquartered in Pasadena, California that acquires, operates and enhances value for businesses in the mobile storage container and modular space (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s two principal subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand, and wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of portable storage and office containers, mobile offices and modular buildings in the United States.  Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, market interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian or New Zealand dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian mining industry or the U.S. construction industry or a write-off of all or a part of our goodwill and intangible assets. These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact

Larry Clark
Financial Profiles, Inc.
310-478-2700 ext. 29

-Financial Tables to Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Quarter Ended June 30,
	2010	2011

Revenues
Sales	$24,072	$26,600
Leasing	19,387	23,980
	43,459	50,580

Costs and expenses
Cost of sales (exclusive of the items shown separately below)	18,501	19,367
Direct costs of leasing operations	7,026	9,138
Selling and general expenses	9,729	13,816
Impairment of goodwill	7,633	5,858
Depreciation and amortization	4,690	4,913

Operating income (loss)	(4,120)	(2,512)

Interest income	56	133
Interest expense	(4,203)	(6,839)
Foreign currency exchange loss and other	(1,768)	(448)
	(5,915)	(7,154)

Loss before provision for income taxes	(10,035)	(9,666)

Provision (benefit) for income taxes	(1,195)	1,533

Net loss	(8,840)	(11,199)

Preferred stock dividends	(43)	(45)
Noncontrolling interest	(573)	(3,413)

Net loss attributable to common stockholders	$(9,456)	$(14,657)

Net loss per common share:
Basic	$(0.53)	$(0.67)
Diluted	(0.53)	(0.67)

Weighted average shares outstanding:
Basic	17,826,052	22,013,299
Diluted	17,826,052	22,013,299

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Year Ended June 30,
	2010	2011

Revenues
Sales	$79,207	$92,687
Leasing	77,102	89,577
	156,309	182,264

Costs and expenses
Cost of sales (exclusive of the items shown separately below)	61,366	69,452
Direct costs of leasing operations	26,444	33,298
Selling and general expenses	37,672	44,710
Impairment of goodwill	7,633	5,858
Depreciation and amortization	19,619	19,165

Operating income	3,575	9,781

Interest income	234	487
Interest expense	(15,974)	(20,293)
Foreign currency exchange gain and other	1,948	4,125
	(13,792)	(15,681)

Loss before provision for income taxes	(10,217)	(5,900)

Provision (benefit) for income taxes	(1,261)	2,958

Net loss	(8,956)	(8,858)

Preferred stock dividends	(168)	(177)
Noncontrolling interest	(2,295)	(6,857)

Net loss attributable to common stockholders	$(11,419)	$(15,892)

Net loss per common share:
Basic	$(0.64)	$(0.72)
Diluted	(0.64)	(0.72)

Weighted average shares outstanding:
Basic	17,826,052	22,013,299
Diluted	17,826,052	22,013,299

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2010	June 30, 2011
Assets
Cash and cash equivalents	$4,786	$6,574
Trade and other receivables, net of allowance for doubtful accounts of $2,328 and $2,331 at June 30, 2010 and 2011, respectively	27,449	30,498
Income taxes receivable	1,071	—
Subscription receivables	1,211	—
Inventories	19,063	20,942
Prepaid expenses and other	2,206	4,503
Property, plant and equipment, net	10,182	12,652
Lease fleet, net	188,410	220,095
Goodwill	67,919	68,948
Other intangible assets, net	24,583	23,358
Total assets	$346,880	$387,570

Liabilities
Trade payables and accrued liabilities	$25,246	$32,522
Income taxes payable	—	440
Unearned revenue and advance payments	9,468	10,292
Senior and other debt	186,183	136,589
Deferred tax liabilities	13,409	15,835
Total liabilities	234,306	195,678

Commitments and contingencies	—	—

Redeemable noncontrolling interest	10,840	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 26,000 shares issued and outstanding (in series) and liquidation value of $1,438 and $1,440 at June 30, 2010 and 2011, respectively	1,395	1,395
Common stock, $.0001 par value: 100,000,000 shares authorized; 22,023,299 and 22,013,299 shares outstanding at June 30, 2010 and 2011, respectively	2	2
Additional paid-in capital	111,783	112,278
Subscription receivables	(100)	—
Accumulated other comprehensive income (loss)	(1,571)	4,904
Accumulated deficit	(9,775)	(25,490)
Total General Finance Corporation stockholders’ equity	101,734	93,089
Equity of noncontrolling interests	—	98,803
Total equity	101,734	191,892
Total liabilities and equity	$346,880	$387,570

Explanation and Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-U.S. GAAP measure. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations.  In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of our adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following table shows our adjusted EBITDA and the reconciliation from net income (loss) (in thousands):

	Quarter Ended June 30,
	2010	2011
Net loss	$(8,840)	$(11,331)
Add —
Provision (benefit) for income taxes	(1,195)	1,665
Foreign currency exchange loss and other	1,768	448
Interest expense	4,203	6,839
Interest income	(56)	(133)
Depreciation and amortization	4,690	4,913
Impairment of goodwill	7,633	5,858
Share-based compensation expense	14	112
Shares of RWH capital stock issued at IPO to Royal Wolf board of directors and executive management	—	369
Provision for shares of RWH capital stock to be purchased and awarded to Royal Wolf senior management team	—	802
Loyalty, past performance and successful IPO bonus to Royal Wolf executive and senior management team	—	1,311
Adjusted EBITDA	$8,217	$10,853

	Year Ended June 30,
	2010	2011
Net loss	$(8,956)	$(8,990)
Add —
Provision (benefit) for income taxes	(1,261)	3,090
Foreign currency exchange gain and other	(1,948)	(4,125)
Interest expense	15,974	20,293
Interest income	(234)	(487)
Depreciation and amortization	19,619	19,165
Impairment of goodwill	7,633	5,858
Share-based compensation expense	629	693
Shares of RWH capital stock issued at IPO to Royal Wolf board of directors and executive management	—	369
Provision for shares of RWH capital stock to be purchased and awarded to Royal Wolf senior management team	—	802
Loyalty, past performance and successful IPO bonus to Royal Wolf executive and senior management team	—	1,311
Adjusted EBITDA	$31,456	$37,979